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                                                                    Exhibit 21.1
Subsidiaries of the Registrant





SUBSIDIARY                                             STATE OF INCORPORATION

American Safety Insurance Company                              Georgia
American Southern Insurance Company                            Kansas
Association Casualty Insurance Company                         Texas
Association Risk Management General Agency                     Texas
Bankers Fidelity Life Insurance Company                        Georgia
Georgia Casualty & Surety Company                              Georgia
Self-Insurance Administrators, Inc.                            Georgia